Exhibit 99.1

For Further Information Contact:
David Renauld
Vice President, Corporate Affairs
(413) 584-1425


FOR IMMEDIATE RELEASE
---------------------


             TERABEAM ANNOUNCES THIRD QUARTER 2006 FINANCIAL RESULTS

         Year to Date Sales Increase 79% from Comparable Period of 2005

         San Jose, CA, November 13, 2006 - Terabeam, Inc. (NASDAQ:TRBM), a global pioneer and leading developer and supplier of Mesh, WiMAX, Wi-Fi and Millimeter Wave wireless products and solutions, today announced its financial results for the third quarter ended September 30, 2006.

         Revenue for the quarter ended September 30, 2006 was $17.9 million, a decrease of approximately 14% from the revenue of $20.8 million for the quarter ended June 30, 2006 and a decrease of approximately 1% from the revenue of $18.1 million for the quarter ended September 30, 2005. Revenue for the nine months ended September 30, 2006 was $57.1 million, an increase of approximately 79% from the revenue of $31.9 million for the nine months ended September 30, 2005. The significant increase in revenue over the prior year's comparable period resulted primarily from our acquisition of the operations of Proxim Corporation in the third quarter of 2005. Due to it being a cash acquisition, there was no equity dilution due to the acquisition.

         The net loss for the quarter ended September 30, 2006 was $13.7 million ($0.63 per share-diluted) compared to net loss of $3.0 million ($0.14 per share-diluted) for the quarter ended June 30, 2006 and net loss of $10.0 million ($0.47 per share-diluted) for the quarter ended September 30, 2005. The third quarter 2006 net loss included non-cash charges totaling approximately $10.4 million (approximately $0.48 per share-diluted), consisting of an inventory reserve of approximately $1.5 million and an impairment charge related to intangible assets of approximately $8.9 million. The third quarter 2005 net loss included $7.8 million of restructuring provisions and charges (approximately $0.36 per share-diluted) as a result of our purchase of the operations of Proxim Corporation.

         Robert Fitzgerald, Terabeam's Chief Executive Officer, stated, "We are seeing customer uptake of our WiMAX and Wi-Fi Mesh products. Although both of these products are experiencing significant year over year percentage growth for us, we must strive to make them significant contributors in terms of overall revenue to realize our growth strategy. We have seen the intended benefits of the cost reduction plan that we implemented in the second quarter."

Terabeam Announces Third Quarter 2006 Financial Results
November 13, 2006
Page 2

Conference Call Information

         Terabeam will host a conference call to discuss this release, financial results, developments at the company, and other matters of interest to investors and others today, November 13, 2006 starting at 5:00 p.m. Eastern Time. The discussion may include forward-looking information.

         To participate in this conference call, please dial 800-474-8920 (or 719-457-2727 for international callers), confirmation code 8883545 for all callers, at least ten minutes before start time. The conference call will also
         -- -----
be broadcast live over the Internet. Investors and others are invited to visit Terabeam's website at http://www.terabeam.com to access this broadcast. Replays
                      -----------------------
will be available telephonically for approximately one week by dialing 888-203-1112 for domestic callers and 719-457-0820 for international callers, confirmation code 8883545 for all callers, and over the Internet for approximately 90 days at Terabeam's website at http://www.terabeam.com.
                                               -----------------------

About Terabeam
--------------
Terabeam, Inc. has two primary subsidiaries Proxim Wireless Corporation and Ricochet Networks, Inc. Proxim Wireless Corporation is a global leader in providing mesh, WiMAX, Wi-Fi, and other broadband wireless solutions to meet the performance, scalability, and security requirements of enterprises, government, and service providers. Ricochet Networks, Inc. is a leading portable Wireless Internet Service Provider (WISP) with operational markets in Denver, Colorado and San Diego, California. Additional information about the company can be found at the company's website located at http://www.terabeam.com or by contacting the
                                    -----------------------
company by telephone at 413-584-1425 or by email at IR@terabeam.com.
                                                    ---------------

Safe Harbor Statement
---------------------
Statements in this press release that are not statements of historical facts are forward-looking statements that involve risks, uncertainties, and assumptions. Terabeam's actual results may differ materially from the results anticipated in these forward-looking statements. The forward-looking statements involve risks and uncertainties that could contribute to such differences including those relating to and arising from the ongoing uncertainty in the telecommunications industry and larger economy; the intense competition in our industries and resulting impacts on our pricing, gross margins, and general financial performance; time and costs associated with developing and launching new products; uncertainty about market acceptance of products we introduce; potential long sales cycles for new products such that there may be extended periods of time before new products contribute positively to our financial results; time, costs, political considerations, typical multitude of constituencies, and other factors involved in evaluating, equipping, installing, and operating municipal networks; difficulties or delays in developing and supplying new products with the contemplated or desired features, performance, compliances, certifications, cost, price, and other characteristics and at the times and in the quantities contemplated or desired; the difficulties in predicting Terabeam's future financial performance; adverse impacts from Terabeam's acquisition of Proxim Corporation's operations, assets, and relationships; and the impacts and effects of any other strategic transactions Terabeam may evaluate or consummate. Further information on these and other factors that could affect Terabeam's actual results is and will be included in filings made by Terabeam from time to time with the Securities and Exchange Commission and in its other public statements.

                           - Financial Tables Follow -

                                          TERABEAM, INC.
                                    CONSOLIDATED BALANCE SHEETS
                                          (in thousands)

                                                                  September 30,      December 31,
                                                                      2006               2005
                                                                  --------------    --------------
Assets                                                             (unaudited)
Current assets:
  Cash and cash equivalents                                       $       12,387    $       14,133
  Investment securities - available-for-sale                                 166               260
  Accounts receivable, net                                                 5,214             8,378
  Inventory                                                                9,809            10,070
  Prepaid expenses                                                         1,715             1,045
                                                                  --------------    --------------
    Total current assets                                                  29,291            33,886

Property and equipment, net                                                3,031             3,924
Other Assets:
   Restricted cash                                                            76             5,076
   Goodwill                                                                7,922             7,380
   Intangible assets, net                                                 12,078            23,817
   Deposits and prepaid expenses                                             263               675
                                                                  --------------    --------------
    Total other assets                                                    20,339            36,948
                                                                  --------------    --------------
    Total assets                                                  $       52,661    $       74,758
                                                                  ==============    ==============
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                           $       14,006    $       15,600
  Deferred revenue                                                         2,938             2,503
  License agreement payable - current maturities                             858               981
                                                                  --------------    --------------
    Total current liabilities                                             17,802            19,084
License agreement payable, net of current maturities                       2,309             2,956
                                                                  --------------    --------------
    Total liabilities                                                     20,111            22,040
Commitments and contingencies
Stockholders' Equity
Preferred stock, $0.01 par value; authorized 4,500,000, none
   issued at September 30, 2006 and December 31, 2005                         --                --
Common stock, $0.01 par value, 100,000,000 shares authorized,
   21,540,865 issued and outstanding at September 30, 2006, and
   21,446,217 issued and outstanding at December 31, 2005                    215               214
Additional paid-in capital                                                57,696            56,638
Retained earnings  (accumulated deficit)                                 (25,254)           (4,122)
Treasury stock                                                                --                --
Accumulated other comprehensive income:
   Net unrealized gain (loss) on available-for-sale securities              (107)              (12)
                                                                  --------------    --------------
    Total stockholders' equity                                            32,550            52,718
                                                                  --------------    --------------
    Total liabilities and stockholders' equity                    $       52,661    $       74,758
                                                                  ==============    ==============


                                                      TERABEAM, INC.
                                           CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (in thousands, except per share data)
                                                        (unaudited)


                                                         For the Three Months Ended           For the Nine Months Ended
                                                                September 30,                      September 30,
                                                      --------------------------------    --------------------------------
                                                           2006              2005              2006              2005
                                                      --------------    --------------    --------------    --------------
Revenues                                              $       17,876    $       18,147    $       57,162    $       31,909
Cost of goods sold                                             9,805            10,503            32,762            17,509
Restructuring provision for excess and
obsolete inventory                                             1,502             2,143             1,502             2,143
                                                      --------------    --------------    --------------    --------------
  Gross profit                                                 6,569             5,501            22,898            12,257
Operating expenses:
  Selling costs                                                5,123             3,800            13,419             5,831
  Restructuring charges                                           --               944               116               944
  Restructuring charge for impairment of
     intangible assets                                         8,874             4,664             8,874             4,664
  General and administrative                                   3,457             3,342            10,812             8,627
  Research and development                                     2,823             2,788            11,471             4,438
                                                      --------------    --------------    --------------    --------------
      Total operating expenses                                20,277            15,538            44,692            24,504
                                                      --------------    --------------    --------------    --------------
Operating income (loss)                                      (13,708)          (10,037)          (21,794)          (12,247)
Other income (expenses):
  Interest income                                                101               122               303               612
  Interest expense                                               (50)               (4)             (151)             (140)
  Other income (loss)                                              9                10               552              (106)
                                                      --------------    --------------    --------------    --------------
      Total other income (expenses)                               60               128               704               366
                                                      --------------    --------------    --------------    --------------
Income (loss) before income taxes                            (13,648)           (9,909)          (21,090)          (11,881)
  Benefit (provision) for income taxes                           (16)               (3)              (42)               11
                                                      --------------    --------------    --------------    --------------
Income (loss) before minority interest                       (13,664)           (9,912)          (21,132)          (11,870)
    Minority interest in net income of Merry Fields                0              (101)                0              (101)
                                                      --------------    --------------    --------------    --------------
Net income (loss)                                     ($      13,664)   ($      10,013)   ($      21,132)   ($      11,971)
                                                      ==============    ==============    ==============    ==============

  Weighted average shares - basic and diluted                 21,541            21,163            21,515            21,932
                                                      --------------    --------------    --------------    --------------
    EPS, basic and diluted                            ($        0.63)   ($        0.47)   ($        0.98)   ($        0.55)
                                                      ==============    ==============    ==============    ==============
